Exhibit 99.1

NEWS RELEASE

CHARLES RIVER LABORATORIES COMPLETES
THE ACQUISITION OF CITOXLAB

WILMINGTON, MA, April 29, 2019 – Charles River Laboratories International, Inc. (NYSE: CRL) announced today that it has completed the previously announced acquisition of Citoxlab for €448 million in cash (or approximately $500 million based on current exchange rates), subject to customary closing adjustments.

Citoxlab is a premier, non-clinical contract research organization (CRO), specializing in regulated safety assessment services, non-regulated discovery services, and medical device testing.  With operations in Europe and North America, the acquisition of Citoxlab will further strengthen Charles River’s position as the leading, global, early-stage CRO by expanding its scientific portfolio and geographic footprint, which will enhance the Company’s ability to partner with clients across the drug discovery and development continuum.

James C. Foster, Chairman, President and Chief Executive Officer of Charles River Laboratories, commented, “Citoxlab’s complementary service offering and geographic footprint are an excellent strategic fit and will enable us to enhance the support we can provide for our clients’ early-stage research efforts.  The addition of Citoxlab’s talented staff, extensive scientific capabilities, and client-centric approach solidifies our leading position in the outsourced safety assessment market at a time when we believe there is and will continue to be significant client demand for these outsourced services.  We are pleased to welcome the exceptional team at Citoxlab to the Charles River family, and look forward to working together to help our clients discover and develop new drugs for the patients who need them.”

Caution Concerning Forward-Looking Statements

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “will,” “may,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters.  Forward-looking statements include statements in this news release regarding the acquisition of Citoxlab and Charles River’s expectations with respect to the impact of Citoxlab on Charles River, its service offerings, client perception, revenue, revenue growth rates, and earnings; Charles River’s projected future performance including revenue and earnings per share; Charles River’s expected operational synergies; as well as Charles River’s future growth in the area of safety assessment.  Forward-looking statements are based on Charles River’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements.  Those risks and uncertainties include, but are not limited to, the ability to successfully integrate the acquisition of Citoxlab.  A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in Charles River's Annual Report on Form 10-K as filed on February 13, 2019, as well as other filings we make with the Securities and Exchange Commission.  Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by Charles River, and Charles River assumes no obligation and expressly disclaims any duty to update information contained in this news release except as required by law.

About Charles River

Charles River provides essential products and services to help pharmaceutical and biotechnology companies, government agencies and leading academic institutions around the globe accelerate their research and drug development efforts.  Our dedicated employees are focused on providing clients with exactly what they need to improve and expedite the discovery, early-stage development and safe manufacture of new therapies for the patients who need them. To learn more about our unique portfolio and breadth of services, visit www.criver.com.

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Investor Contact:	Media Contact:
Todd Spencer	Amy Cianciaruso
Corporate Vice President, Investor Relations	Corporate Vice President, Public Relations
781.222.6455	781.222.6168
todd.spencer@crl.com	amy.cianciaruso@crl.com

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